Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Corcept Therapeutics Incorporated

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	457(h)	7,710,000(2)	$27.747(3)	$213,929,370.00	0.0001476	$31,575.98

Equity	Common Stock, par value $0.001 per share	457(h)	290,000(4)	$28.09(5)	$8,146,100.00	0.0001476	$1,202.37

Total Offering Amounts					$222,075,470.00	—	$32,778.35

Total Fee Offsets					—	—	—

Net Fee Due					—	—	$32,778.35

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.001 par value per share (“Common Stock”), of Corcept Therapeutics Incorporation that become issuable under the Corcept Therapeutics Incorporated 2024 Incentive Award Plan (the “2024 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents shares of Common Stock reserved for awards available for future issuance under the 2024 Plan.
(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $27.747 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on May 24, 2024, a date within five business days prior to the filing of this Registration Statement.

(4)	Represents shares of Common Stock issuable upon the exercise of outstanding options previously granted pursuant to the 2024 Plan.
(5)

Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the exercise price for the outstanding stock options previously granted on May 17, 2024 pursuant to the 2024 Plan.